Exhibit 99.1

News Release

Contacts:	ProFrac Holding Corp.
Austin Harbour – Chief Financial Officer
Michael Messina – SVP of Finance
investors@pfholdingscorp.com

ICR, Inc.
PFHoldingsIR@icrinc.com

ProFrac Holding Corp. Reports Third Quarter 2026 Results

WILLOW PARK, TX – November 5, 2026 – ProFrac Holding Corp. (NASDAQ: ACDC) (“ProFrac”, or the “Company”) today announced financial and operational results for its 2026 third quarter ended September 30, 2026.

Third Quarter 2026 Results

•	Total revenue was $511 million compared to second quarter revenue of $498 million

•	Net loss was $74 million, in-line with a net loss of $75 million in the second quarter

•	Adjusted EBITDA¹ was $65 million compared to $69 million in the second quarter; 13% of revenue in the third quarter compared to 14% of revenue in the second quarter

•	Net cash provided by operating activities was $51 million compared to $23 million in the second quarter

•	Capital expenditures totaled $40 million compared to $32 million in the second quarter

•	Free cash flow² was positive $14 million compared to negative $8 million in the second quarter

“The market backdrop for hydraulic fracturing continues to tighten with limited available capacity, particularly for natural gas capable equipment. We experienced uneven activity in the third quarter, due to unanticipated white space and downtime, however fourth quarter utilization has improved with a more efficient calendar. Due to market tightness driven by limited equipment availability and minimal indications of budget exhaustion, we expect less seasonality next quarter than what we have historically experienced. Pricing is gradually increasing, with single-digit improvement in the third quarter. We remain constructive on supply and demand fundamentals and pricing as we look ahead to 2027,” stated Chief Executive Officer and Executive Chairman Matt Wilks.

“Over the past several years, the pressure pumping market has witnessed declining investment due to depressed economics, largely a function of weak pricing coupled with rising capital, cost and job intensity in the form of simul-fracs and continuous pumping. More recently, inflationary pressure has impacted full-cycle margins. As a result, across the industry, capital has shifted toward opportunities that provide higher relative returns. Industry demand for services in 2027 currently appears to exceed deployable supply. Further, although hydraulic fracturing economics are improving, we believe capital discipline will exacerbate tightening supply demand balances for equipment. We are actively translating these opportunities into shareholder returns through disciplined contracting, capital allocation, and continuing to strengthen our balance sheet. We are also leveraging our vertically integrated platform and in-house manufacturing to manage equipment costs and timing, while continuing to invest in differentiated equipment and technology,” concluded Mr. Wilks.

Outlook

In Stimulation Services, ProFrac expects fourth quarter 2026 results to improve sequentially, reflecting continued price increases and steady activity levels, partially offset by customary year-end seasonality. 2027 contracting discussions remain ongoing, with a focus on pricing, duration and the ability to pass through inflationary cost increases.

In Proppant Production, ProFrac expects fourth quarter 2026 results to improve relative to the third quarter, reflecting recovering throughput at the Company’s West Texas operations. Pricing improvements in South Texas are beginning to materialize, while West Texas remains highly competitive. The Company continues to take strategic actions in response to market conditions, with a focus on operational improvements and optimizing through-cycle economics.

Business Segment Information

The Stimulation Services segment generated revenues of $421 million in the third quarter, which resulted in $37 million of Adjusted EBITDA and a margin of 9%.

The Proppant Production segment generated revenues of $101 million in the third quarter, which resulted in $2 million of Adjusted EBITDA and a margin of 2%. Approximately 79% of the Proppant Production segment’s third quarter 2026 revenue was intercompany.

The Manufacturing segment generated revenues of $53 million in the third quarter, which resulted in $6 million of Adjusted EBITDA and a margin of 11%. Approximately 83% of the Manufacturing segment’s third quarter 2026 revenue was intercompany.

Flotek Industries, Inc. (“Flotek”) generated revenues of $117 million in the third quarter, which resulted in $22 million of Adjusted EBITDA and a margin of 19%. Approximately 51% of Flotek’s third quarter 2026 revenue was intercompany.

Other Business Activities generated revenues of $4 million in the third quarter, which resulted in $1 million of Adjusted EBITDA and a margin of 25%.

Capital Expenditures and Capital Allocation

Cash capital expenditures totaled $40 million in the third quarter, up from $32 million reported in second quarter 2026.

For full year 2026, ProFrac is updating its expectation that capital expenditures will be in a range of $160 million to $180 million, which includes Flotek’s current capital expenditure plan. Excluding Flotek, the Company expects that capital expenditures will be in a range of $145 million to $165 million for 2026.

Balance Sheet and Liquidity

Total principal debt outstanding as of September 30, 2026 was approximately $1.05 billion; net debt³ outstanding was approximately $1.01 billion.

Total cash and cash equivalents as of September 30, 2026 was approximately $44 million, of which approximately $25 million was related to Flotek and not accessible by the Company.

As of September 30, 2026 the Company had approximately $97 million of liquidity, including approximately $19 million of cash and cash equivalents, excluding Flotek, and $79 million of availability under its asset-based credit facility.

In July, ProFrac replaced its $275 million asset-based revolving credit facility with a new $300 million asset-based revolving credit facility, increasing commitments and extending the maturity of its revolving borrowings.

In September 2026, the Company entered into an amendment to its Alpine term loan agreement that extends the maturity date to February 2030 and reduces scheduled amortization payments to zero through the first quarter of 2028. The amendment also permits the Company, at its election, to pay a portion of interest in kind for a period of twelve months and provides for quarterly excess cash flow payments. In a related transaction, $60 million of term loans held by affiliated lenders were repaid and cancelled in exchange for Flotek common stock held by a Company subsidiary. Alpine also continues to monitor its leverage covenant that becomes effective for the quarter ending March 31, 2028 and currently believes that it will be able to meet, modify or further defer that covenant, although there can be no assurance that it will be able to do so.

In September 2026, Flotek entered into a $75 million senior secured term loan maturing in 2031, using a portion of the proceeds to repay existing debt.

As of September 30, 2026, the maximum availability under the ABL credit facility was limited to the Company’s eligible borrowing base of approximately $245 million, with $148 million of borrowings outstanding and $18 million of letters of credit, resulting in approximately $79 million of remaining availability.

The Company is pursuing certain initiatives to enhance liquidity and reduce indebtedness, including contemplated dispositions of certain non-core assets that are not necessary to support its ongoing operations and are available for disposition under its debt arrangements. The timing, amount and availability of proceeds from these initiatives are subject to the negotiation and execution of definitive agreements, applicable approvals and other customary closing conditions, and there can be no assurance that these initiatives will be completed on the anticipated terms or timeframe or generate the anticipated proceeds.

Footnotes

(1) Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”) (a “Non-GAAP Financial Measure”). Please see “Non-GAAP Financial Measures” at the end of this news release.

(2) Free Cash Flow is a Non-GAAP Financial Measure. Please see “Non-GAAP Financial Measures” at the end of this news release.

(3) Net Debt is a Non-GAAP Financial Measure. Please see “Non-GAAP Financial Measures” at the end of this news release.

Conference Call

ProFrac has scheduled a conference call on November 5, 2026, at 8:30 a.m. Eastern / 7:30 a.m. Central. To register for and access the event, please click here. An archive of the webcast will be available shortly after the call’s conclusion on the IR Calendar section of ProFrac’s investor relations website for 90 days.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a technology-focused, vertically integrated, innovation-driven energy services holding company providing hydraulic fracturing, proppant production, other completion services and other complementary products and services including distributed power generation to leading upstream oil and natural gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources throughout the United States. ProFrac operates in four business segments: Stimulation Services, Proppant Production, Manufacturing, and Flotek. For more information, please visit ProFrac’s website at www.PFHoldingsCorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be accompanied by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “momentum,” or similar words. Forward-looking statements relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the Company’s strategies and plans for growth; the Company’s positioning, resources, capabilities, and expectations for future performance; customer, market and industry demand and expectations; customer contracts, activity, relations, or pricing; fleet deployment levels; the Company’s expectations about price fluctuations, global activity, market reactions and macroeconomic conditions impacting the industry; competitive conditions in the industry; success of the Company’s ongoing strategic initiatives; the Company’s intention to increase the number of fully integrated fleets; the Company’s currently expected guidance regarding its 2026 financial and operational results; the Company’s ability to earn its targeted rates of return; the Company’s ability to achieve or realize benefits from its asset optimization program; pricing of the Company’s services in light of the prevailing market conditions; the Company’s currently expected guidance regarding its planned capital expenditures; statements regarding the Company’s liquidity position, debt obligations, and anticipated sources and uses of liquidity; the Company’s ability to complete potential sales of non-core equipment and other assets, and the timing and amount of any proceeds therefrom; the availability and terms of financing or other support, including from related parties; the Company’s ability to comply with the covenants and other requirements under its debt agreements and maintain availability under its asset-based credit facility; the Company’s anticipated timing for operationalizing and amount of contribution from its fleets and its sand mines; the amount of capital that may be available to the Company in future periods; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; any estimates and forecasts of financial and other performance metrics; and the Company’s outlook and financial and other guidance. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability to achieve the anticipated benefits of the Company’s acquisitions, mining operations, and vertical integration strategy, including risks and costs relating to integrating acquired assets and personnel; risks that the Company’s actions intended to achieve its 2026 financial and operational guidance will be insufficient to achieve that guidance, either alone or in combination with external market, industry or other factors; risks that anticipated improvements in utilization, customer activity, pricing, throughput, and operating performance do not occur or occur more slowly than expected; risks that customer budgets, contracting activity, equipment availability, competitive conditions, seasonality, or other market conditions differ from the Company’s current expectations, including the Company’s expectations regarding supply and demand conditions in 2027; the failure to operationalize or utilize to the extent anticipated the Company’s fleets and sand mines in a timely manner or at all; the Company’s ability to deploy capital in a manner that furthers the Company’s growth strategy, as well as the Company’s general ability to execute its business plans; risks relating to the implementation of the Company’s leadership transition, including the timing of the transition and the Company’s ability to execute its strategy and operational priorities following the transition; the risk that the Company may need more capital than it currently projects or that capital expenditures could increase beyond current expectations; risks regarding the ability to access additional capital on acceptable terms or at all; risks relating to the Company’s liquidity, including its ability to generate sufficient cash flows from operations, maintain sufficient availability under its asset-based credit facility, comply with applicable debt covenants and other requirements, and successfully implement contemplated liquidity initiatives; the Company’s ability to complete potential sales of non-core equipment and other assets on acceptable terms or at all, and uncertainty regarding the timing and amount of proceeds from any such transactions; the availability, timing, and terms of financing or other support from related parties or other sources; industry conditions, including fluctuations in supply, demand and prices for the Company’s products and services and for oil and natural gas; global and regional economic and financial conditions, including as they may be affected by hostilities in the Middle East and in Ukraine, as well as the instability in Venezuela; the effectiveness of the Company’s risk management strategies; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov.

Forward-looking statements are also subject to the risks and other issues described below under “Non-GAAP Financial Measures,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved, in whole or part, or that any of the contemplated results of such forward-looking statements will be realized, including without limitation any expectations about the Company’s operational and financial performance or achievements through and including 2026. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

Non-GAAP Financial Measures

Adjusted EBITDA, Free Cash Flow and Net Debt are non-GAAP financial measures and should not be considered as a substitute for net income (loss), net cash from operating activities, or GAAP measurements of debt, respectively, or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of our profitability or liquidity. Adjusted EBITDA, Free Cash Flow and Net Debt are supplemental measures utilized by our management and other users of our financial statements such as investors, commercial banks, research analysts and others, to assess our financial performance. We believe Adjusted EBITDA is an important supplemental measure because it allows us to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team (such as income tax rates). We believe Free Cash Flow is an important supplemental liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions, and Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. We believe Net Debt is an important supplemental measure of indebtedness for management and investors because it provides a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents.

We define Adjusted EBITDA as our net income (loss), before (i) interest expense, net, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) acquisition and integration expenses, (v) other operating expense, net, (vi) stock-based compensation, and (vii) other charges, such as gain (loss) on extinguishment of debt, gain (loss) on investments, goodwill impairments, and impairments of long-lived assets. We define Free Cash Flow as net cash provided by or (used in) operating activities less investment in property, plant and equipment plus proceeds from sale of assets.

Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative to net income (loss). Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Net cash provided by operating activities is the GAAP measure most directly comparable to Free Cash Flow. Free Cash Flow should not be considered as an alternative to net cash provided by operating activities. Free Cash Flow has important limitations as an analytical tool including that Free Cash Flow does not reflect the cash requirements necessary to service our indebtedness and Free Cash Flow is not a reliable measure for actual cash available to the Company at any one time. Because Free Cash Flow may be defined differently by other companies in our industry, our definition of this Non-GAAP Financial Measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Net Debt is defined as total debt plus unamortized debt discounts, premiums, and issuance costs less cash and cash equivalents. Total debt is the GAAP measure most directly comparable to Net Debt. Net Debt should not be considered as an alternative to total debt. Net Debt has important limitations as a measure of indebtedness because it does not represent the total amount of indebtedness of the Company.

The presentation of Non-GAAP Financial Measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. The following tables present a reconciliation of the Non-GAAP Financial Measures of Adjusted EBITDA, Free Cash Flow and Net Debt to the most directly comparable GAAP financial measure for the periods indicated.

ProFrac Holding Corp.

Austin Harbour – Chief Financial Officer

Michael Messina – SVP of Finance

investors@pfholdingscorp.com

ICR, Inc.

PFHoldingsIR@icrinc.com

Source: ProFrac Holding Corp.

- Tables to Follow –

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Balance Sheets

	September 30,	December 31,
(In millions)	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$43.6	$22.9
Accounts receivable, net	348.4	266.8
Accounts receivable — related party, net	6.0	19.9
Inventories	194.9	151.3
Prepaid expenses and other current assets	26.1	22.6
Total current assets	619.0	483.5
Property, plant, and equipment, net	1,305.2	1,464.3
Operating lease right-of-use assets, net	119.0	154.3
Goodwill	290.2	290.2
Intangible assets, net	85.0	111.8
Deferred tax assets	22.4	29.0
Other assets	53.1	40.0
Total assets	$2,493.9	$2,573.1

LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$378.5	$257.1
Accounts payable — related party	41.3	42.2
Accrued expenses	80.4	74.0
Current portion of long-term debt	107.5	144.7
Current portion of long-term debt — related party	5.4	5.0
Current portion of operating lease liabilities	42.5	44.8
Other current liabilities	31.3	28.8
Other current liabilities — related party	—	0.8
Total current liabilities	686.9	597.4
Long-term debt	905.0	832.7
Long-term debt — related party	11.7	42.9
Operating lease liabilities	82.3	115.5
Deferred tax liabilities	11.8	11.8
Tax receivable agreement liability	82.0	82.0
Other liabilities	9.2	10.1
Total liabilities	1,788.9	1,692.4

Mezzanine equity:
Series A preferred stock	73.0	68.8

Stockholders' equity:
Class A common stock	1.8	1.8
Additional paid-in capital	1,361.8	1,325.9
Accumulated deficit	(858.3)	(610.2)
Total stockholders' equity attributable to ProFrac Holding Corp.	505.3	717.5
Noncontrolling interests	126.7	94.4
Total stockholders' equity	632.0	811.9
Total liabilities, mezzanine equity, and stockholders' equity	$2,493.9	$2,573.1

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Operations

	Three Months Ended				Nine Months Ended
	Sep. 30,	June 30,	Sep. 30,	June 30,	Sep. 30,	Sep. 30,
(In millions)	2026	2026	2025	2025	2026	2025
Total revenues	$511.1	$498.1	$403.1	$501.9	$1,458.8	$1,505.3

Operating costs and expenses:
Cost of revenues, exclusive of depreciation, depletion and amortization	402.8	388.1	324.1	374.7	1,145.3	1,118.2
Selling, general, and administrative	45.0	43.7	43.0	51.4	132.3	148.0
Depreciation, depletion and amortization	96.7	97.0	103.0	104.7	290.8	313.7
Acquisition and integration costs	—	—	—	0.1	—	0.2
Other operating expense, net	1.0	7.2	11.8	29.0	9.1	46.0
Total operating costs and expenses	545.5	536.0	481.9	559.9	1,577.5	1,626.1

Operating loss	(34.4)	(37.9)	(78.8)	(58.0)	(118.7)	(120.8)

Other income (expense):
Interest expense, net	(33.4)	(33.2)	(34.5)	(35.1)	(99.4)	(105.5)
Loss on extinguishment of debt	(3.2)	—	—	—	(3.2)	—
Other income (expense), net	—	—	0.7	(9.7)	—	(4.2)
Loss before income taxes	(71.0)	(71.1)	(112.6)	(102.8)	(221.3)	(230.5)
Income tax benefit (expense)	(3.0)	(3.6)	20.2	(4.4)	(8.2)	15.5
Net loss	(74.0)	(74.7)	(92.4)	(107.2)	(229.5)	(215.0)
Less: net income attributable to noncontrolling interests	(6.7)	(5.0)	(8.5)	(0.8)	(14.4)	(11.4)
Net loss attributable to ProFrac Holding Corp.	$(80.7)	$(79.7)	$(100.9)	$(108.0)	$(243.9)	$(226.4)
Net loss attributable to Class A common shareholders	$(82.2)	$(81.0)	$(102.2)	$(109.3)	$(248.1)	$(230.3)

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Cash Flows

	Three Months Ended			Nine Months Ended
	Sep. 30,	June 30,	Sep. 30,	Sep. 30,	Sep. 30,
(In millions)	2026	2026	2025	2026	2025
Cash flows from operating activities:
Net loss	$(74.0)	$(74.7)	$(92.4)	$(229.5)	$(215.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	96.7	97.0	103.0	290.8	313.7
Amortization of acquired unfavorable contracts	—	—	—	—	(7.6)
Stock-based compensation	2.0	2.5	4.7	5.4	6.6
Loss on insurance recoveries	—	—	0.3	—	0.3
Loss on disposal of assets, net	0.4	4.5	5.5	2.9	14.1
Non-cash loss on extinguishment of debt	3.2	—	—	3.2	—
Amortization of debt issuance costs	3.1	2.8	2.9	8.7	8.9
Loss on investments, net	—	—	—	—	6.8
Provision for credit losses, net of recoveries	—	—	—	—	12.8
Deferred tax expense (benefit)	2.0	3.2	(16.5)	6.6	(16.5)
Other non-cash items, net	0.3	0.2	0.2	0.5	0.4
Changes in operating assets and liabilities	17.4	(12.6)	(3.1)	(5.3)	15.5
Net cash provided by operating activities	51.1	22.9	4.6	83.3	140.0

Cash flows from investing activities:
Investment in property, plant & equipment	(39.7)	(31.7)	(38.0)	(112.1)	(133.3)
Proceeds from sale of assets	2.1	0.9	4.2	9.2	4.9
Other	—	—	—	—	0.4
Net cash used in investing activities	(37.6)	(30.8)	(33.8)	(102.9)	(128.0)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	74.1	—	16.9	99.1	38.5
Repayments of long-term debt	(52.3)	(34.7)	(31.8)	(122.3)	(103.7)
Borrowings from revolving credit agreements	527.3	427.5	427.6	1,371.3	1,344.3
Repayments of revolving credit agreements	(542.8)	(375.7)	(430.2)	(1,287.2)	(1,324.6)
Payment of debt issuance costs	(13.6)	(1.3)	(0.2)	(16.2)	(0.6)
Cash settlement of vested stock awards	—	—	—	—	(1.2)
Tax withholding related to net share settlement of noncontrolling interest equity awards	—	—	—	(0.5)	—
Proceeds from issuance of common stock	—	—	82.4	—	82.4
Payment of common stock issuance costs	—	—	(3.4)	—	(3.4)
Other	—	(0.5)	(0.1)	(0.4)	(0.5)
Net cash provided by (used in) financing activities	(7.3)	15.3	61.2	43.8	31.2

Net increase in cash, cash equivalents, and restricted cash	6.2	7.4	32.0	24.2	43.2
Cash, cash equivalents, and restricted cash beginning of period	40.9	33.5	26.0	22.9	14.8
Cash, cash equivalents, and restricted cash end of period	$47.1	$40.9	$58.0	$47.1	$58.0

ProFrac Holding Corp. (NasdaqGS: ACDC)
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended				Nine Months Ended
	Sep. 30,	June 30,	Sep. 30,	June 30,	Sep. 30,	Sep. 30,
(In millions)	2026	2026	2025	2025	2026	2025
Net loss	$(74.0)	$(74.7)	$(92.4)	$(107.2)	$(229.5)	$(215.0)

Income tax expense (benefit)	3.0	3.6	(20.2)	4.4	8.2	(15.5)
Interest expense, net	33.4	33.2	34.5	35.1	99.4	105.5
Depreciation, depletion and amortization	96.7	97.0	103.0	104.7	290.8	313.7
Acquisition and integration costs	—	—	—	0.1	—	0.2
Other operating expense, net	1.0	7.2	11.8	29.0	9.1	46.0
Stock-based compensation	2.1	3.1	4.2	2.0	7.6	7.3
Loss on extinguishment of debt	3.2	—	—	—	3.2	—
Loss on investments, net	—	—	—	10.5	—	6.8
Adjusted EBITDA	$65.4	$69.4	$40.9	$78.6	$188.8	$249.0

ProFrac Holding Corp. (NasdaqGS: ACDC)
Segment Information

	Three Months Ended				Nine Months Ended
	Sep. 30,	June 30,	Sep. 30,	June 30,	Sep. 30,	Sep. 30,
(In millions)	2026	2026	2025	2025	2026	2025
Revenues
Stimulation services	$421.3	$429.5	$342.9	$432.0	$1,257.8	$1,299.4
Proppant production	101.0	121.3	76.4	77.5	341.9	221.2
Manufacturing	53.4	47.8	48.1	55.8	149.6	169.7
Flotek	116.7	101.8	57.4	59.8	290.8	174.0
Other	4.0	3.6	3.4	5.2	10.5	14.0
	696.4	704.0	528.2	630.3	2,050.6	1,878.3
Eliminations	(185.3)	(205.9)	(125.1)	(128.4)	(591.8)	(373.0)
Total revenues	$511.1	$498.1	$403.1	$501.9	$1,458.8	$1,505.3

Adjusted EBITDA
Stimulation services	$37.1	$39.3	$19.6	$51.1	$108.4	$175.3
Proppant production	2.4	6.3	8.0	14.8	15.2	41.1
Manufacturing	5.6	6.1	3.6	7.3	18.5	14.9
Flotek	21.8	19.1	11.4	8.7	52.2	28.1
Other	1.1	0.4	0.6	(0.3)	1.4	—
	68.0	71.2	43.2	81.6	195.7	259.4
Eliminations	(2.6)	(1.8)	(2.3)	(3.0)	(6.9)	(10.4)
Total adjusted EBITDA	$65.4	$69.4	$40.9	$78.6	$188.8	$249.0

ProFrac Holding Corp. (NasdaqGS: ACDC)
Net Debt

	September 30,	December 31,
(In millions)	2026	2025
Current portion of long-term debt	$107.5	$144.7
Current portion of long-term debt — related party	5.4	5.0
Long-term debt	905.0	832.7
Long-term debt — related party	11.7	42.9
Total debt	1,029.6	1,025.3

Plus: unamortized debt discounts, premiums, and issuance costs	21.5	22.8
Total principal amount of debt	1,051.1	1,048.1

Less: cash and cash equivalents	(43.6)	(22.9)
Net debt	$1,007.5	$1,025.2

ProFrac Holding Corp. (NasdaqGS: ACDC)
Free Cash Flow

	Three Months Ended			Nine Months Ended
	Sep. 30,	June 30,	Sep. 30,	Sep. 30,	Sep. 30,
(In millions)	2026	2026	2025	2026	2025
Net cash provided by operating activities	$51.1	$22.9	$4.6	$83.3	$140.0

Investment in property, plant & equipment	(39.7)	(31.7)	(38.0)	(112.1)	(133.3)
Proceeds from sale of assets	2.1	0.9	4.2	9.2	4.9
Free cash flow	$13.5	$(7.9)	$(29.2)	$(19.6)	$11.6